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                                                                    Exhibit 23.1

                                CONSENT LETTER




We hereby consent to the use in this Registration Statement of our report dated March 21, 2001, relating to the financial statements of American Eagle Tankers Inc. Limited which appear in such Registration Statement. We also consent to the reference to our firm under the caption "Independent Accountants", and "Selected Consolidated Financial Data" in such Registration Statement.




_______________________
PricewaterhouseCoopers
Singapore
June 5, 2001